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                                                                       Exhibit 5

                           MILES & STOCKBRIDGE P.C.
                                10 Light Street
                          Baltimore, Maryland  21202



                                             January 29, 1999



Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland  20817

Ladies and Gentlemen:

     We have acted as counsel to Lockheed Martin Corporation, a Maryland corporation (the "Corporation"), in connection with the filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), in respect of the Corporation's Debt Securities to be issued from time to time pursuant to Rule 415 under the Act. In this capacity we have reviewed the Charter and Bylaws of the Corporation, the form of Indenture to be entered into by and between the Corporation and U.S. Bank Trust National Association (the "Trustee") (as supplemented or modified by the Trust Indenture Act of 1939, collectively, the "Indenture"), the Registration Statement including the exhibits thereto, the corporate proceedings of the Corporation relating to the authorization of the issuance of the Debt Securities and such certificates and other documents as we deemed necessary or advisable for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that the Debt Securities, when duly authorized and executed in accordance with the terms of the resolutions adopted by the Board of Directors of the Corporation and the terms of the Indenture, authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered against payment therefor, will be legally issued and will constitute valid and binding obligations of the Corporation entitled to the benefits of the Indenture.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Opinions" in the
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Lockheed Martin Corporation
January 29, 1999
Page 2


Prospectus. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                             Very truly yours,

                                             Miles & Stockbridge P.C.


                                             By: /s/ Glenn C. Campbell
                                                ----------------------
                                                Principal